UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

Q.E.P. CO., INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21161	13-2983807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Broken Sound Parkway, NW Suite A

Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

561-994-5550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

As reported in Part II Item 5 Other Information of its Form 10-Q for the quarterly period ended November 30, 2008 filed on January 22, 2009, on that date the Company entered into a Forbearance Agreement through March 16, 2009 applicable to the Company’s domestic credit facility and its Canadian mortgage facility.

In order to facilitate negotiation of the terms of an amendment to the loan agreement, on March 16, 2009, the Company and its domestic credit facility and Canadian mortgage facility lenders agreed to extend the Forbearance Agreement through April 16, 2009.

A copy of the extension is furnished as Exhibit 10.29 to this Current Report on Form 8-K. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.29	Forbearance Agreement Extension

99.1	Q.E.P. Co., Inc. Press Release, dated March 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q.E.P. Co., Inc.

Dated: March 16, 2009	By:	/s/ Richard A. Brooke
	Name:	Richard A. Brooke
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.29	Forbearance Agreement Extension

99.1	Q.E.P. Co., Inc. Press Release, dated March 16, 2009